Joint Filer Information

Names: Infinity Capital Partners, L.P., Infinity Capital, LLC, Infinity Management, LLC

Address:                            767 Third Avenue, 16th Floor
                                    New York, NY  10017

Designated Filer:                   Michael Feinsod

Issuer and Ticker Symbol:           DCAP Group, Inc. (DCAP)

Date of Earliest Transaction
To Be Reported:                     July 31, 2007

The undersigned, Infinity Capital Partners, L.P., Infinity Capital, LLC, and Infinity Management, LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Michael Feinsod with respect to the beneficial ownership of securities of DCAP Group, Inc.

Signatures:


INFINITY CAPITAL PARTNERS, L.P.

By: Infinity Capital, LLC, its General Partner


By: /s/ Michael Feinsod
    -----------------------
Name: Michael Feinsod
Title: Managing Member


INFINITY CAPITAL, LLC


By: /s/ Michael Feinsod
    -----------------------
Name: Michael Feinsod
Title: Managing Member


INFINITY MANAGEMENT, LLC


By: /s/ Michael Feinsod
    -----------------------
Name: Michael Feinsod
Title: Managing Member